EXHIBIT 10(iii)(b)







December 30, 1997


Mr. John J. O'Connor

Dear John:

We are delighted that you are joining us at Texaco Inc. ("Texaco"). This letter sets forth terms and conditions which you and Texaco have agreed to in connection with your employment by Texaco.

1.  Term of Employment.

Your employment under this Agreement shall be effective January 1, 1998 and shall continue until terminated in accordance with Section 4 below. Notwithstanding the foregoing, your continuous service date for the following Texaco benefit plans: Vacation, Short Term Disability, Long Term Disability and Separation Pay will be January 1, 1978.

2.  Duties and Responsibilities.

(a) Texaco will employ you initially as Senior Vice President & President of Worldwide Exploration & Production. In such capacity, you shall perform the customary duties and have the customary responsibilities of such position in the employ of Texaco and such other duties as may be assigned to you from time to time by the Chief Executive Officer or his designee.

(b) You agree to faithfully serve Texaco, devote your full working time, attention and energies to the business of Texaco, its subsidiaries and affiliated entities, and perform the duties under this Agreement to the best of your abilities. You may also perform inconsequential services without direct compensation in connection with charitable or civic organizations.

(c) You agree (i) to comply with all applicable laws, rules and regulations, and all requirements of all applicable regulatory, self-regulatory, and administrative bodies; (ii) to comply with Texaco's rules, procedures, policies, requirements, and directions; and
         (iii) not to engage in any other business or employment without the written consent of Texaco except as otherwise specifically provided herein.

3.   Compensation and Benefits.

(a) Base Salary. Texaco will pay you a base salary at the initial annual rate of $450,000 per year ("Base Salary"), which will be payable in accordance with Texaco's standard practice for elected officers. Thereafter, modifications, if any, to your Base Salary will be determined by the

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         Compensation  Committee  of  the  Board  of  Directors,  or any body or person authorized to do so, at such times and in such manner as is consistent with Texaco's standard practice for elected officers.

(b)      Benefit  Plans  and  Fringe  Benefits.  Except  as  otherwise  provided herein, during your employment with Texaco, you shall participate in each of Texaco's existing executive and employee benefit plans, policies or arrangements pursuant to their terms, including the Relocation Plan when you decide to move your family from Virginia, and any such plans, policies or arrangements that Texaco may maintain or establish during your period of employment (in addition to or in substitution for any existing plan) and to receive all fringe benefits for which your position grade makes you eligible in accordance with Texaco's usual policies and in accordance with the terms and provisions of each such plan, policy, or arrangement, including, without limitation, those listed on Appendix A attached to this Agreement. Any modifications, deletions or additions to any of these plans will apply to you as they apply to all executives in the same position grade as you.

(c) Expense Reimbursement. Texaco shall promptly pay, or reimburse you for, all reasonable and necessary business expenses incurred by you in the performance of your duties hereunder, provided that you properly account for them in accordance with Texaco's standard policy for officers.

(d)      Stock Incentive Plan.  Texaco believes  that ownership  of  the  common stock by officers and other employees having substantial responsibilities as to the conduct and development of Texaco's business is important for the welfare of the stockholders. Texaco common stock provides officers and other employees with: an alignment with the interests of stockholders; and a significant incentive to use their best efforts for Texaco's long-term success. Accordingly, on the date of your employment, you will be granted 37,996 Stock Options and 5,428 Performance Restricted Shares. These options and shares will be subject to the terms and conditions of the Stock Incentive Plan and an agreement to that effect will be executed by you and Texaco to evidence this grant.

4.  Termination of Employment.

Your employment hereunder may be terminated under the following circumstances:

(a) Death or Total Disability. Your employment hereunder shall terminate upon your death or your becoming Totally Disabled. For purposes of this Agreement, you shall be "Totally Disabled" as of the date you become entitled to receive disability benefits under Texaco's long-term disability plan.

(b) Termination by Texaco for Cause. Texaco may terminate your employment hereunder for "Cause" at any time by providing written notice to you.

         (i) For purposes of this Agreement, the term "Cause" shall mean any of the following:

                  (A)      the   transfer  by  you  of   confidential   business
                           information of any type concerning Texaco to a competitor of Texaco for compensation;

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                  (B)      commission  of an act by you in the  course  of  your
                           employment with Texaco which constitutes dishonesty, or conduct adverse to the best interests of the
                           Company  or  its  subsidiaries  and  affiliates,   or
                           conduct in violation of Company policy and causes material harm to Texaco;

                  (C)      any   conduct   for  which  you  are   convicted   of
                           intentionally and knowingly committing a crime against Texaco under federal law or the law of the state in which such action occurred;

                  (D) conviction of a crime (including conviction on a nolo contendere plea) involving a felony;

                  (E)      deliberate   and   continual   refusal   to   perform
                           employment duties reasonably requested by Texaco or an affiliate after thirty (30) days' written notice by certified mail of such failure to perform, specifying that the failure constitutes Cause (other than as a result of vacation, sickness, illness or injury);

                  (F) fraud or embezzlement determined in accordance with Texaco's normal, internal audit procedures;

                  (G) gross misconduct or gross negligence in connection with the business of Texaco or any affiliate which has substantial effect on Texaco or the affiliate; or

                  (H)      breach of any of the covenants  set  forth in Section
                           6 below.

         (ii) You will be considered to have been terminated for Cause if Texaco determines that you engaged in an act constituting Cause. Any such determination shall be made by the Chief Executive Officer.

(c)      Termination  by  Texaco  without  Cause.   Texaco  may  terminate  your
         employment  hereunder  without Cause at any time after providing thirty
         (30) days written notice to you.

(d) Voluntary Termination by You. You may terminate employment hereunder at any time after providing thirty (30) days written notice to Texaco.

5.  Compensation Following Termination of Employment.

(a) Upon termination of employment for any reason, you (or your beneficiary or estate, as the case may be) will be entitled to receive (i) any accrued but unpaid Base Salary for services rendered to the date of termination as determined pursuant to Section 3(a), (ii) any incurred but unpaid expenses required to be reimbursed pursuant to Section 3(c), and (iii) any vacation accrued but unused to the date of termination. The benefits to which you may be entitled upon termination pursuant to the plans, policies, and arrangements referred to in Section 3(b) hereof shall be determined and paid in accordance with the terms of such plans, policies, and arrangements.

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(b)      Except as otherwise  provided in this Agreement,  or under the terms of any incentive compensation, employee benefit, or fringe benefit plan applicable to you at the time of your termination or resignation of employment, you shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation.

Texaco shall have the right to discontinue any or all remaining payment and/or benefits if Texaco determines that there were actions on your part which would have warranted termination for Cause under this Agreement.

6.  Restrictive Covenants.

(a)      Protected  Information.  You recognize and acknowledge  that you will have access to various confidential or proprietary information concerning Texaco and entities affiliated with Texaco of a special and unique value which may include, without limitation, (i) books and records relating to operation, finance, accounting, sales, personnel and management, (ii) policies and matters relating particularly to operations such as exploration and producing, customer service requirements, costs of providing service and equipment, operating costs and pricing matters, and (iii) various trade or business secrets, including business opportunities, marketing or business diversification plans, business development and bidding techniques, methods and processes, financial data and the like (collectively, the "Protected Information"). You therefore covenant and agree that you will not at any time, either while employed by Texaco or afterwards, knowingly make any independent use of, or knowingly disclose to any other person or organization (except as authorized by Texaco) any of the Protected Information.

(b) Competitive Activity. You covenant and agree that at all times during your period of employment with Texaco, you will not, directly or indirectly, engage in, assist, or have any active interest or involvement [whether as an employee, agent, consultant, creditor, advisor, officer, director, stockholder (excluding holding of less than 1% of the stock of a public company), partner, proprietor or any type of principal whatsoever] in any person, firm, or business entity which, directly or indirectly, is engaged in the same business as that conducted and carried on by Texaco, without Texaco's specific written consent to do so.

(c)      Non-Solicitation.  You  covenant  and  agree  that for a  period of one year following termination of employment for any reason, you will not directly or indirectly (i) induce any suppliers and/or customers of Texaco or corporations affiliated with Texaco to provide services to or patronize any similar business which competes with any material business of Texaco; (ii) canvass, solicit or accept any similar business from any supplier and/or customer of Texaco or corporations affiliated with Texaco; (iii) directly or indirectly request or advise any customers of Texaco or corporations affiliated with Texaco to withdraw, curtail or cancel their business with Texaco; (iv) directly or indirectly  disclose  to any other person,  firm or corporation  the names or addresses of any of the suppliers  and/or customers of Texaco or corporations  affiliated  with Texaco; or (v) directly or indirectly solicit or induce or assist others in soliciting or inducing any employee of Texaco to terminate his/her employment with Texaco.

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(d)      Non-Disparagement.  You  covenant  and agree that  during the course of your employment by Texaco or at any time thereafter, you shall not, directly or indirectly, in public or private, deprecate, impugn, disparage, or make any remarks written or verbal that would tend to or be construed to tend to defame Texaco or any of its officers or employees, members of its board of directors or agents, nor shall you assist any other person, firm or company in so doing.

(e) Return of Documents and Other Materials. You shall promptly deliver to Texaco, upon termination of your employment, or at any other time as Texaco may so request, all customer lists, leads and refunds, data processing programs and documentation, employee information, memoranda, notes, records, reports, tapes, manuals, drawings, blueprints, programs, and any other documents and other materials (and all copies thereof) relating to Texaco's business (including but not limited to exploration or producing operations activities, etc.) or that of its customers, and all property associated therewith, which you may then possess or have under your control.

7.  Enforcement of Covenants.

(a) Termination of Employment and Forfeiture of Compensation. You agree that in the event that Texaco determines that you have breached any of the covenants set forth in Section 6 hereof during your employment, Texaco shall have the right to terminate your employment for Cause. Such termination of employment or discontinuance of benefits shall be in addition to and shall not limit any and all other rights and remedies that Texaco may have against you.

(b) Right to Injunction. You acknowledge that a breach of the covenants set forth in Section 6 thereof will cause irreparable damage to Texaco with respect to which Texaco's remedy at law for damages will be inadequate. Therefore, in the event of breach or anticipatory breach of the covenants set forth in this section by you, you and Texaco agree that Texaco shall be entitled to the following particular forms of relief, in addition to remedies otherwise available to it at law or equity: (i) injunctions, both preliminary and permanent, enjoining or retraining such breach or anticipatory breach and you hereby consent to the issuance thereof forthwith and without bond by any court of competent jurisdiction; and (ii) recovery of all reasonable sums expended and costs, including reasonable attorney's fees, incurred by Texaco to enforce the covenants set forth in this section.

(c) Separability of Covenants. The covenants contained in Section 6 hereof constitute a series of separate covenants, one for each applicable State in the United States and the District of Columbia, and one for each applicable foreign country. If in any judicial proceeding, a court shall hold that any of the covenants set forth in Section 6 exceed the time, geographic, or occupational limitations permitted by applicable laws, you and Texaco agree that such provisions shall and are hereby reformed to the maximum time, geographic, or occupational limitations permitted by such laws. Further, in the event a court shall hold unenforceable any of the separate covenants deemed included herein, then such unenforceable covenant or covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. You and Texaco further agree that the covenants in Section 6 shall each be construed as a separate agreement independent of any other provisions of this Agreement, and

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         the  existence  o  any claim or cause of action by you against  Texaco whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Texaco of any of the covenants of Section 6.

8.  Arbitration of Disputes.

In the event of any dispute or disagreement arising out of or in connection with this Agreement, you and Texaco agree to submit any such dispute or disagreement or arbitration under the Employment Dispute Arbitration Rules of the American Arbitration Association. The dispute or disagreement will be submitted to a mutually agreed upon retired federal judge, or failing such agreement, to a retired federal judge appointed by the Chief Judge of the United States District Court for the Southern District of New York. The arbitration will be held in White Plains, NY. Any decision or award of said arbitrator shall be final and binding on you and Texaco. Each party will pay its own legal fees and expenses for such arbitration and share the fees and expenses of the arbitrator unless otherwise allocated by the arbitrator in the decision or award. The above shall supercede and be in lieu of any other arbitration process provided by the Company including "Solutions".

9.  Waiver of Jury Trial.

In the event any controversy or claim arising out of your employment or the termination of your employment is found by a court of competent jurisdiction not to be subject to final and binding arbitration, you and Texaco agree to try such claim or controversy to the Court, without use of a jury or advisory jury. Any action shall be brought in the Supreme Court, State of New York, Westchester County or in the United States District Court for the South District of New York, White Plains Division.

10.  Non-Disclosure of Agreement Terms.

You agree that you will not disclose the terms of this Agreement to any third party other than your immediate family, attorney or accountants, except as may be required by law. In the event disclosure is sought from you in response to any subpoena, or other legal process, you shall give the company reasonable notice under the circumstances in order to afford the company an opportunity to evaluate its legal rights and take such action as may be appropriate to protect the interests of the company.

11.  Assignment.

Except as otherwise provided in this Section, this Agreement shall inure to the benefit of and be binding upon Texaco, its successors and assigns, and to you and your heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by you, and, without your consent, shall be assignable by Texaco only to any corporation or other entity resulting from the reorganization, merger or consolidation of Texaco with any other corporation or entity or any corporation or entity to which Texaco may sell or otherwise dispose or transfer all or substantially all of its business and/or assets. Texaco will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets, by agreement in form and substance satisfactory to you to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Texaco would be required to perform it if no such succession had taken place. As used in this Agreement, "Texaco" shall mean Texaco and any successor to its business and/or assets as

                                     - 6 -

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aforesaid which executes and delivers the agreement provided for in this Section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.


12.  Entire Agreement; Amendment.

This Agreement shall supersede any and all existing agreements, understandings and arrangements between you and Texaco relating to the terms and your employment; provided, however, that this Agreement shall not supersede or in any way reduce your right to receive (or Texaco's obligation to pay) benefits under any employee benefit plan, program or arrangement maintained by Texaco, including, without limitation, those plans, programs and arrangements described in Section 3 hereof. This Agreement may not be amended except by a written agreement signed by both parties.

13.  Governing Law and Forum.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that State, without regard to its conflict of laws provisions. Any action regarding this Agreement or any term or condition of employment or employment action shall be subject to arbitration as specified in paragraph 9 of this Agreement.

14.  Notices.

Any notice, consent or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by United States registered or certified mail, return receipt requested, to the parties at the following addresses or at such other address as a party may specify by notice to the other:

                                    To You:

                                    John J. O'Connor
                                    Texaco Inc.
                                    2000 Westchester Avenue
                                    White Plains, NY  10650


                                    To Texaco:

                                    Stephen Pennacchio
                                    Texaco Inc.
                                    2000 Westchester Avenue
                                    White Plains, New York  10650

15.  Miscellaneous.

(a) The failure of you or Texaco to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                                     - 7 -

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(b)      Section  headings are used herein for convenience of reference only and shall not affect the meanings of any provision of this Agreement.

(c) If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any circumstances, it shall nevertheless remain applicable to all other circumstances.

Since your execution of this Agreement provides for mandatory arbitration of issues arising from your employment or termination of employment and/or waiving of the right to a trial by jury, you may have at least twenty-one (21) days to consider its meaning and effect and to determine whether you wish to enter into it. During that time, you are advised to consult with anyone of your choosing, including an attorney, prior to executing this Agreement.

If you agree that this letter accurately sets forth your agreement with Texaco, please sign and date each copy of this letter in the space provided below and return one to me.

Once you have signed this Agreement, you may choose to revoke your execution within seven (7) days. Any revocation of this Agreement must be in writing and personally delivered to me, or if mailed, postmarked within seven (7) days of the date upon which it was signed by you. Texaco will not employ you pursuant to this Agreement until after the seven (7) day period expires without any revocation by you.


                                   Sincerely,

                                   TEXACO INC.


                                   By:   /s/ Carl B. Davidson
                                      ------------------------------



Accepted and Agreed to this
 5th day of January 1998.


 /s/  John J. O'Connor
---------------------------
      John J. O'Connor



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                                   APPENDIX A

                        List of Executive Incentive Plans
                          Section 3(b) of the Agreement





1.    Comprehensive Personal Liability Insurance Program

2.    Tax Assistance Plan

3.    Country Club Membership

4.    Annual Executive Medical Examination